Exhibit 32

Certification pursuant to 18 USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by AB&T Financial Corporation (the “Registrant”) for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Registrant on the dates and for the periods presented therein.

Date: November 14, 2011	/s/ Daniel C. Ayscue
Daniel C. Ayscue
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2011	/s/ Roger A. Mobley
Roger A. Mobley
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)